UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011 (October 5, 2011)

DigitalGlobe, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
DigitalGlobe, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), have entered into the First Supplemental Indenture, dated as of October 5, 2011 (the “Supplemental Indenture”), to the Indenture, dated as of April 28, 2009, among the Company, the guarantors party thereto and the Trustee (the “Original Indenture”) with respect to the Company’s 10.5% Senior Secured Notes due 2014 (the “Notes”). The amendments in the Supplemental Indenture will become operative when the Company first accepts Notes for purchase in connection with the Company’s previously announced cash tender offer to purchase any and all of the outstanding Notes and related consent solicitation to amend the indenture and security documents governing the Notes. The following is a summary of the material terms of the Supplemental Indenture. The summary is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as an exhibit hereto and is incorporated by reference herein.
The Supplemental Indenture eliminates or modifies substantially all of the restrictive covenants and certain events of default in the Indenture, including the elimination of the following covenants: (i) Payment of Taxes and Other Claims; (ii) Maintenance of Properties and Insurance; (iii) Limitation on Debt and Disqualified or Preferred Stock; (iv) Limitation on Restricted Payments; (v) Limitation on Liens; (vi) Limitation on Sale and Leaseback Transactions; (vii) Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries; (viii) Guarantees by Restricted Subsidiaries; (ix) Repurchase of Notes Upon a Change of Control; (x) Limitation on Asset Sales; (xi) Limitation on Transactions with Affiliates; (xii) Line of Business; (xiii) Maintenance of Satellite Insurance; Events of Loss; (xiv) Designation of Restricted and Unrestricted Subsidiaries; (xv) Financial Reports; (xvi) Reports to Trustee; (xvii) Covenant Suspension; and (xviii) Consolidation, Merger or Sale of Assets by a Guarantor. The Supplemental Indenture also eliminates certain restrictions on the Company’s ability to merge, consolidate or sell assets and certain events of default. In addition, U.S. Bank National Association has been removed as the collateral agent under the related agreements and JPMorgan Chase Bank, N.A. was appointed as the collateral agent.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
Exhibit 4.1	First Supplemental Indenture, dated as of October 5, 2011, between the Company and U.S. Bank National Association, as trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011	DigitalGlobe, Inc.
	By:	/s/ YANCEY L. SPRUILL
		Name:	Yancey L. Spruill
		Title:	Executive Vice President, Chief Financial Officer and Treasurer